UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010

TMST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11914	85-0404134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 North Ridgetop Road, Santa Fe, New Mexico 87506

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (505) 989-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2009, TMST, Inc., a Maryland corporation formerly known as Thornburg Mortgage, Inc. (the “Company”), together with certain of its wholly-owned direct and indirect subsidiaries, ADFITECH, Inc., a Nevada corporation (“ADFITECH”), TMST Acquisition Subsidiary, Inc., a Delaware corporation formerly known as Thornburg Acquisition Subsidiary, Inc., TMST Home Loans, Inc., a Delaware corporation formerly known as Thornburg Mortgage Home Loans, Inc. (“TMST Home Loans”), and TMST Hedging Strategies, Inc., a Delaware corporation formerly known as Thornburg Mortgage Hedging Strategies, Inc. (collectively, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Maryland (the “Bankruptcy Court”), under case numbers 09-17787, 09-17788, 09-17790, 09-17791 and 09-17792, respectively. The Chapter 11 cases are being jointly administered by the Bankruptcy Court as Case No. 09-17787 (the “Bankruptcy Cases”). On October 23, 2009, the Bankruptcy Court ordered that a Chapter 11 Trustee be appointed for the Company, TMST Acquisition Subsidiary, Inc. and TMST Home Loans. On October 26, 2009, the Bankruptcy Court ordered that a Chapter 11 Trustee be appointed for TMST Hedging Strategies, Inc. On October 28, 2009, the Bankruptcy Court entered an order approving the appointment of Joel I. Sher as the Chapter 11 Trustee for the Company, TMST Acquisition Subsidiary, Inc., TMST Home Loans and TMST Hedging Strategies, Inc. Additional information concerning the Bankruptcy Cases may be obtained through the Bankruptcy Court Clerk’s office, Garmatz Federal Courthouse, 101 West Lombard Street, Suite 8530, Baltimore, Maryland 21201 or at http://chapter11.epiqsystems.com/tmstinc.

On December 18, 2009, the Bankruptcy Court entered an order (the “Sales Procedures Order”): (i) approving procedures (the “Sale Procedures”), with respect to the proposed sale (the “Sale”) of the Debtors’ mortgage servicing business (the “Servicing”) and certain amounts due to the Debtors by virtue of advances made on or prior to the Sale Date (as defined in the Purchase Agreement) in connection with the servicing of mortgage loans pursuant to the Servicing Business Agreements (the “Accounts Receivable,” and collectively with the Servicing, the “Servicing Portfolio”); (ii) authorizing and approving the form of the Servicing Purchase Agreement (the “Purchase Agreement”) to be used to solicit and close upon bids from potential purchasers for the Servicing Portfolio in accordance with the Sale Procedures; (iii) scheduling a hearing (the “Sale Hearing”) on the Sale and setting an objection deadline with respect to the Sale; (iv) approving the form and number of Notice of the Sale and the Sale Hearing; and (v) granting related relief.

Pursuant to the Sale Procedures, the deadline for Qualified Bidders (as defined in the Sale Procedures) to submit bids for the Servicing Portfolio was 12:00 P.M. Mountain Time on January 29, 2010. On February 1, 2010, the Chapter 11 Trustee selected Select Portfolio Servicing, Inc. as the Successful Bidder and PennyMac Corp. as the Back-Up Bidder. A copy of the executed Purchase Agreement with Select Portfolio Servicing, Inc. is attached as Exhibit 10.1 and a copy of the executed Purchase Agreement with PennyMac Corp. is attached as Exhibit 10.2. The Bankruptcy Court has scheduled the Sale Hearing to consider approval of the Sale of the Servicing Portfolio to the Successful Bidder or Back-up Bidder, if applicable, on February 10, 2010. Subject to approval of the Bankruptcy Court, the closing of the Sale is expected to take place no later than February 26, 2010, unless a later date is mutually agreed upon by the parties.

Copies of the Sale Motion, Sale Procedures, Purchase Agreement, and the Sales Procedure Order may be obtained by written request to the Chapter 11 Trustee. Copies of the aforementioned papers may also be found on file with the Clerk of the Bankruptcy Court, Garmatz Federal Courthouse, 101 West Lombard Street, Suite 8530, Baltimore, Maryland 21201.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Name of Exhibit

10.1	Servicing Purchase Agreement dated as of February 1, 2010 between Joel I. Sher, Chapter 11 Trustee, as seller, for TMST Home Loans, Inc., f/k/a Thornburg Mortgage Home Loans, Inc., and Select Portfolio Servicing, Inc., as Purchaser.

10.2	Servicing Purchase Agreement dated as of January 29, 2010 between Joel I. Sher, Chapter 11 Trustee, as seller, for TMST Home Loans, Inc., f/k/a Thornburg Mortgage Home Loans, Inc., and PennyMac Corp., as Purchaser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMST, INC.

By:	/S/ JOEL I. SHER
Joel I. Sher
Chapter II Trustee

Date: February 5, 2010

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